Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333‑186949 on Form S-8 of The Coca-Cola Company, dated February 28, 2013, of our report dated July 15, 2013, with respect to the statement of net assets available for benefits as of December 31, 2012, appearing in the Annual Report on Form 11-K of Western Container Corporation Retirement Savings Plan for the year ended December 31, 2013.

/s/ McGladrey LLP

Dallas, Texas
June 27, 2014